As filed with the Securities and Exchange Commission on December 13, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOLLIS-EDEN PHARMACEUTICALS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	13-3697002
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(858) 587-9333

(Address Of Principal Executive Offices)

1997 Incentive Stock Option Plan

(Full Title Of The Plan)

Richard B. Hollis

Chairman of the Board and CEO

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(858) 587-9333

(Name, Address, Including Zip Code, And Telephone Number, Including Area Code, Of Agent For Service)

Copies to:

Eric J. Loumeau, Esq.

HOLLIS-EDEN PHARMACEUTICALS, INC.

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(858) 587-9333

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $.01 (3)	750,000	$10.27 (2)	$7,702,500 (2)	$906.58

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated based upon the average of the high and low prices of Registrant’s Common Stock on December 8, 2004 as reported on The Nasdaq National Market.

(3)	Each share of the Registrant’s common stock being registered hereunder includes Series B junior participating preferred stock purchase rights. Prior to the occurrence of certain events, the Series B junior participating preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock and they have no value except as reflected in the market price of the shares to which they are attached.

PART II

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The contents of Registration Statements on Form S-8 Nos. 333-106860, 333-101219, 333-65712, 333-51286 and 333-92185, filed with the Securities and Exchange Commission on July 7, 2003, November 15, 2002, July 24, 2001, December 5, 2000 and December 6, 1999, respectively, and Post-Effective Amendment No. 1 on Form S-8 to Form S-4, filed with the Securities and Exchange Commission on February 9, 1998 are incorporated by reference herein.

EXHIBITS

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-4 (No. 333-18725), as amended (the “Form S-4”)).

4.2	Bylaws of Registrant (incorporated by reference to Exhibit 4.2 to the Form S-4).

4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.4

Rights Agreement dated as of November 15, 1999 among Registrant and American Stock Transfer and Trust Company

(incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K dated November 15, 1999).

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Accounting Firm, BDO Seidman, LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

99.1	1997 Incentive Stock Option Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 13, 2004.

HOLLIS-EDEN PHARMACEUTICALS, INC.

By:	/s/ Richard B. Hollis
Richard B. Hollis
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard B. Hollis, Daniel D. Burgess and Robert W. Weber and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard B. Hollis RICHARD B. HOLLIS	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	December 13, 2004

Signature	Title	Date

/s/ Daniel D. Burgess DANIEL D. BURGESS	Chief Operating Officer / Chief Financial Officer (Principal Financial Officer)	December 13, 2004

/s/ Robert W. Weber ROBERT W. WEBER	Vice President – Controller and Chief Accounting Officer (Principal Accounting Officer)	December 13, 2004

/s/ J. Paul Bagley J. PAUL BAGLEY III	Director	December 13, 2004

/s/ JEROME M. HAUER JEROME M. HAUER	Director	December 13, 2004

/s/ BRENDAN R. MCDONNELL BRENDAN R. MCDONNELL	Director	December 13, 2004

/s/ Thomas Charles Merigan, Jr. THOMAS CHARLES MERIGAN, JR.	Scientific Advisor and Director	December 13, 2004

/s/ Marc R. Sarni MARC R. SARNI	Director	December 13, 2004

/s/ Salvatore J. Zizza SALVATORE J. ZIZZA	Director	December 13, 2004

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.1 to Registrant’s Registration Statement on Form S-4 (No. 333-18725), as amended (the “Form S-4”)).

4.2	Bylaws of Registrant (incorporated by reference to Exhibit 4.2 to the Form S-4).

4.3	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.4 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001).

4.4	Rights Agreement dated as of November 15, 1999 among Registrant and American Stock Transfer and Trust Company (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K dated November 15, 1999).

5.1	Opinion of Cooley Godward LLP

23.1	Consent of Independent Registered Accounting Firm, BDO Seidman, LLP

23.2	Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24	Power of Attorney is contained on the signature pages.

99.1	1997 Incentive Stock Option Plan, as amended